UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported), June 27, 2005

                                iSecureTrac Corp.
--------------------------------------------------------------------------------
               (Exact name of registrant as specified in charter)

          Delaware                      0-26455                  87-0347787
--------------------------------------------------------------------------------
(State or other jurisdiction          (Commission              (IRS Employer
      of incorporation)               File Number)           Identification No.)

5078 South 111th Street, Omaha, Nebraska                                   68137
--------------------------------------------------------------------------------

(Address of principal executive offices)                              (Zip Code)

       Registrant's telephone number, including area code: (402) 537-0022
--------------------------------------------------------------------------------

          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

--------------------------------------------------------------------------------

Item 3.02. Unregistered Sale of Equity Securities.

      On June 27, 2005, iSecureTrac Corp. (the "Company") issued 1,000,000 shares of its Series C 8% Cumulative, Compounding Exchangeable Preferred Stock, par value $.01 per share (the "Preferred Stock") plus warrants to acquire 32,342,315 shares of the Company's common stock, par value $.001 per share (the "Warrants") to Mykonos 6420 LP, a Texas limited partnership ("Mykonos"), under the terms of a Securities Purchase Agreement, dated June 21, 2005, by and between the Company and Mykonos. The total purchase price paid by Mykonos for the Preferred Stock and the Warrants was $11,000,000 which was paid in cash, less $90,000 which was retained by Mykonos as reimbursement of expenses incurred by it in connection with the transaction. In addition, $1,749,075.76 of the purchase price was paid at closing to Opus 5949 LLC ("Opus"), an affiliate of Mykonos, in repayment of three short-term loans made by Opus to the Company.

      Each share of Preferred Stock is exchangeable for 47.826087 shares of the Company's common stock plus a warrant to purchase 62.870447 shares of common stock at $0.23 per share. The Warrants to be issued at closing will allow Mykonos to acquire shares of the Company's common stock at exercise prices ranging from $0.23 to $1.65 per share.

      There is no relationship between the Company and Mykonos other than that created under the Securities Purchase Agreement and the transactions contemplated thereby and the interim financing discussed above.

      Also, on June 27, 2005, the Company issued a total of 15,798,626 shares of its common stock in connection with the conversion of a total of $4,238,421 of its long-term debt at an effective conversion price of $0.23 per share. Shares of common stock issued to the holders of this long-term debt are as follows:

      Name of Debt Holder                         Number of Shares
      -------------------                         ----------------

      Micro Capital Fund LP                        1,842,105

      Micro Capital Fund Ltd.                        789,474

      Odyssey Capital Group, L.P.                    913,043

      Penn Janney Fund, Inc.                         608,696

      W Capital Partners, L.P.                       608,696

      Investor Group holding
      note originally issued
      to Westburg Media Capital, L.P.
      (the "Westburg Investor Group")             11,036,612

      Other than the Westburg Investor Group, none of the holders of the long-term debt that was converted into common stock had any affiliation with the Company except for the debtor creditor relationship established under the relevant loan agreements. The Westburg Investor Group includes Roger Kanne, the Chairman of the Company's Board of Directors, Thomas Wharton, Jr., the President and Chief Executive Officer of the Company, David Vana, the Chief Financial Officer of the Company and Ronald Muhlbauer, Robert Badding and Martin Halbur, each of whom was a director of the Company until the closing of the issuance of Series C Preferred Stock to Mykonos as described in greater detail under Item
5.02 below. The Westburg Investor Group acquired the note evidencing the long-term debt held by Westburg Media Group on January 3, 2005 for a total purchase price of $1,400,000.

      The sale of the shares of Preferred Stock and Warrants to Mykonos and the issuance of the Company's common stock in partial conversion of the Company's long-term debt are exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) of such Act. In each case, the securities were issued to parties who were determined to be accredited investors. There was no general solicitation made by the Company in connection with these transactions and the parties acquiring the securities represented that they were acquiring the securities for their own accounts and not with a view toward resale.

Item 5.01.  Changes in Control of Registrant

Upon closing of the sale of the Company's Preferred Stock described above in
Item 3.02, Mykonos, as the sole holder of the Preferred Stock, acquired the right to elect a majority of the Company's Board of Directors. In addition, the Preferred Stock will vote as a class with the Company's common stock on all other matters submitted to the vote of the Company's shareholders. Each share of Preferred Stock will have 110 votes on each such matter. Accordingly, Mykonos, as the holder of all outstanding shares of the Preferred Stock holds a majority of the voting power held by all stockholders of the Company. If Mykonos exchanges its Preferred Stock for shares of the Company's common stock and exercises all of its warrants, Mykonos would own approximately 57% of the issued and outstanding shares of the Company's common stock. As described in Item 3.02 above, the purchase price paid by Mykonos for the Preferred Stock and the Warrants issued in connection therewith, was $11,000,000, all of which was paid by Mykonos out of its own funds at closing.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

      Effective upon closing of the sale of the Company's Preferred Stock described above in Item 3.02, each of Ronald Muhlbauer, Robert Badding and Martin Halbur resigned as directors of the Company. The resignation of Messrs. Muhlbauer, Badding and Halbur was a condition to the closing of the sale of the Company's Preferred Stock.

      Effective upon closing of the sale of the Company's Preferred Stock described above in Item 3.02, Robert W. Korba, Joseph A. Ethridge, Bruce Leadbetter and Goh Yong Siang were appointed as directors of the Company. The appointments of Messrs. Korba, Ethridge, Leadbetter and Goh was a condition to the closing of the sale of the Company's Preferred Stock. Each of Messrs. Korba, Ethridge, Leadbetter and Goh is an executive officer of an affiliate of Mykonos and was elected to the Board pursuant to the terms of the Series C Preferred Stock.

Item 8.01. Other Events

      On June 29, 2005, the Company issued a press release regarding the closing of the sale of the Company's Preferred Stock described above in Item 3.02. A copy of the press release is furnished as Exhibit 99.1 and attached hereto.

Item 9.01. Financial Statements & Exhibits

      (c)   Exhibits

      10.1 Registration Rights Agreement, dated as of June 27, 2005, between Mykonos 6420 LP and iSecureTrac Corp.

      10.2 Warrant Agreement, dated as of June 27, 2005, between iSecureTrac Corp. and Mykonos 6420 LP.

      99.1  Press Release issued by iSecureTrac Corp. on June 29, 2005

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                      ISECURETRAC CORP.


Date: June 29, 2005                                   /s/ Thomas E. Wharton, Jr.
                                                      --------------------------


                                                       Thomas E. Wharton, Jr.
                                                       President & CEO